                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant / /
     Filed by a party other than the registrant / /
     Check the appropriate box:

     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                    TRANSCONTINENTAL REALTY INVESTORS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

            ROBERT A. WALDMAN, SECRETARY OF TRANSCONTINENTAL REALTY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Transcontinental Realty Investors, Inc.:


     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Transcontinental Realty Investors, Inc. (the "Company") will be held at 11:00 a.m., Central time, on Tuesday, March 7, 1995, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231, to consider and vote on the following matters:


          (1) the election of three Class II Directors of the Company;

          (2) the renewal of the Company's current advisory agreement with Basic Capital Management, Inc.; and

          (3) the transaction of such other business as may properly come before the annual meeting or any adjournments thereof.


     Only Stockholders of record at the close of business on Tuesday, January 17, 1995 will be entitled to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.


     Regardless of whether you plan to be present at the Annual Meeting, please promptly date, mark, sign, and mail the enclosed proxy ballot card to American Stock Transfer and Trust Company in the envelope provided. Any Stockholder who executes and delivers the enclosed proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A Stockholder may also revoke a proxy by attending and voting at the Annual Meeting. Your vote is important, regardless of the number of shares you own.

     The Annual Report to Stockholders for the year ended December 31, 1993, has been mailed to all Stockholders under separate cover.


Dated: January 18, 1995

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                            OF TRANSCONTINENTAL REALTY
                                            INVESTORS, INC.

                                                    Robert A. Waldman
                                                        Secretary

                                   IMPORTANT

     YOU CAN HELP THE COMPANY AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY BALLOT CARD. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY BALLOT CARD SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE ANNUAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

           FAILURE TO VOTE MAY SUBJECT THE COMPANY TO FURTHER EXPENSE

     If your Shares are held in the name of a brokerage firm, nominee or other institution, only it can vote your Shares. Please contact promptly the person responsible for your account and give instructions for your Shares to be voted.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 7, 1995


                        GENERAL STOCKHOLDER INFORMATION


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Transcontinental Realty Investors, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders for consideration of and voting upon (1) the election of three Class II Directors for a three-year term expiring in 1996, (2) the renewal of the Company's current advisory agreement with Basic Capital Management, Inc. ("BCM" or the "Advisor"), and (3) the transaction of such other business as may properly come before the meeting or any adjournments thereof. The Annual Meeting will be held at 11:00 a.m., Central time, on Tuesday, March 7, 1995, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231. The Company's financial statements for the year ended December 31, 1993 were audited by BDO Seidman. A representative from BDO Seidman is expected to be present at the Annual Meeting to respond to appropriate questions, and such representative will have an opportunity to make a statement if such representative desires to do so. This Proxy Statement and the accompanying proxy are first being mailed to Stockholders on or about January 18, 1995.


STOCKHOLDERS ENTITLED TO VOTE


     Only holders of record of issued and outstanding shares of common stock of the Company (the "Shares") at the close of business on Tuesday, January 17, 1995 (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on January 17, 1995, there were 2,674,850 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.


VOTING OF PROXIES

     When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the Class II Directors (Proposal One), Stockholders may chose to vote for all of the nominees, withhold authority for voting for all of the nominees or withhold authority for voting for any individual nominee. As to the renewal of the Company's current advisory agreement with BCM (Proposal Two), Stockholders may choose to vote for, against or abstain from voting on the proposal in its entirety.

     In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of the nominees for election to the Board of Directors and in favor of Proposal Two. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

EFFECTS OF AND REASONS FOR PROPOSAL TWO

     In considering Proposal Two for the renewal of the Company's current advisory agreement with BCM, Stockholders should be aware that BCM will be entitled to receive payments of certain fees from the Company for the services it will perform. In addition, BCM serves as advisor to other entities engaged in real estate investment activities that are similar to those of the Company and which may compete with the Company in purchasing, selling, leasing and financing real estate and related investments.

     BCM has been providing advisory services to the Company since March 1989. The current advisory agreement was executed as of December 1, 1992 and was approved by the Stockholders on April 26, 1993. The Articles of Incorporation of the Company do not require Stockholder approval for renewals or modifications of the advisory agreement. However, the Board of Directors has chosen to submit the proposal to the Stockholders and allow them to vote upon the renewal.

     The Board of Directors believes that the terms of the advisory agreement with BCM are at least as favorable to the Company as those that would be obtained from unaffiliated third parties.

VOTE REQUIRED FOR ELECTION OR APPROVAL

     Pursuant to Section 2.07 of the By-laws of the Company, election of any Director requires the affirmative vote of a majority of the votes cast at a meeting of Stockholders by holders of Shares entitled to vote thereon. Section
2.06 of the By-laws of the Company provides that a majority of the outstanding Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting. The renewal of the Company's current advisory agreement with BCM (Proposal Two) also requires the affirmative vote of a majority of the votes cast at the Annual Meeting.


     As of January 6, 1995, management and affiliates held 859,862 Shares representing approximately 32.1% of the Shares outstanding. Such parties intend to vote such Shares for each the proposals in accordance with the recommendation of the Board of Directors.


REVOCATION OF PROXIES

     A proxy is enclosed herewith. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A Stockholder may also revoke a proxy by attending and voting at the Annual Meeting.

FUTURE PROPOSALS OF STOCKHOLDERS (1994)

     Any proposal intended to be presented by a Stockholder at the 1994 Annual Meeting of Stockholders of the Company must be received at the principal office of the Company not later than April 30, 1995, in order to be considered for inclusion in the Company's proxy statement and form of proxy (as the case may be) for that meeting.

                                 PROPOSAL ONE:
                         ELECTION OF CLASS II DIRECTORS

     The following persons have been nominated to serve as Class II Directors of the Company: Harold Furst, Ph.D., John P. Parsons and Ted P. Stokely.


     Each of the nominees is currently a Class II Director of the Company. One other current Class II Director, Randall K. Gonzalez, is not standing for reelection. Two of the nominees, Messrs. Furst and Parsons, were appointed to the Board of Directors effective January 11, 1995 in accordance with the settlement of the litigation described below under "Olive Litigation". Such settlement required the appointment of three new unaffiliated members to the Company's Board of Directors. In addition, Edward G. Zampa was also appointed to serve as a Class I Director of the Board of Directors in January 1995 pursuant to such settlement and Martin L. White was appointed to serve as a Class I Director of the Board of Directors in January 1995 to fill the vacancy left by the resignation of Dan L. Johnston.


     Two other current Directors, Willie K. Davis, a Class III Director, and A. Bob Jordan, a Class I Director, are resigning from the Board of Directors, effective as of the date of the Annual Meeting.

     Each of the three nominees has been nominated by the Board of Directors to serve for an additional three-year term or until his successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Class II Director if elected. When a proxy is properly executed and returned, the Shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Class II Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of Class II Directors, for such other person(s) as he or she may select in place of such nominee(s).

     The three nominees for Class II Directors are listed below, together with their ages, terms of service, all positions and offices with the Company or the Company's advisor, BCM, other principal occupations, and offices with the Company or the Company's advisor, BCM, other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Director, means that the Director is an officer, director or employee of the Advisor or an officer of the Company. The designation "Independent", when used below with respect to a Director, means the Director is neither an officer or employee of the Company nor a director, officer or employee of the Advisor, although the Company may have certain business or professional relationships with such Director as discussed below under "Certain Business Relationships and Related Transactions".

                               NAME, PRINCIPAL OCCUPATIONS,
                           BUSINESS EXPERIENCE AND DIRECTORSHIPS                         AGE
    -----------------------------------------------------------------------------------  ---
    HAROLD FURST, PH.D.:Director (Class II) (Independent) (since January 1995).          78
      Executive Vice President of Sony Signatures (since 1992); Independent business consultant (since 1975) with emphasis on economic and financial matters;
      President (1973 to 1975) of Gerson Bakar & Associates, a property development, ownership and management company; Former Senior Vice President of Bank of
      America, N.T. and S.A. (retired 1972); and Trustee (since January 1995) of Income
      Opportunity Realty Trust ("IORT") and Continental Mortgage and Equity Trust
      ("CMET").


    JOHN P. PARSONS:Director (Class II) (Independent) (since January 1995).              66
      Chairman and Chief Executive Officer (since 1984) of Pierpont Corporation;
      Director of Zentrum Holdings Limited (NZ) (since 1984), the Pickford Foundation
      (since 1980), International Divertissments, Ltd. (since 1986) and Lifehouse
      International, Ltd. (since 1990); and Trustee (since January 1995) of IORT and
      CMET.
    TED P. STOKELY:Director (Class II) (Independent) (since April 1990) and Chairman of  60 the Board (since January 1995).
      General Manager (since January 1993) of Minority and Elderly Housing Assistance
      Foundation, Inc., a nonprofit corporation; Part-time unpaid consultant (since
      January 1993) of Eldercare Housing Foundation, a nonprofit corporation engaged in the acquisition of low income and elderly housing; President (since April 1992)
      of PSA Group (real estate management and consulting); Executive Vice President
      (1987 to 1991) of Key Companies Inc., a publicly traded company that develops, acquires and sells water and minerals; Managing General Partner (1985 to 1987) of
      RCB Houston Venture I, a Texas Partnership; Executive Vice President (1982 to
      1985) of Success Properties, a Texas real estate investment company; Trustee
      (since April 1990) and Chairman of the Board (since January 1995) of IORT and
      CMET; and Trustee (from April 1990 to August 1994) of National Income Realty
      Trust ("NIRT").


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

     The Class I and Class III Directors, whose terms do not expire at this annual meeting, are listed below, together with their ages, classes, terms of service, all positions with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more.


                                                                                         AGE
                                                                                         ---
    GEOFFREY C. ETNIRE:Director (Class III) (Independent) (since January 1993).          45
      Attorney engaged in private practice of real estate law in Pleasanton, California
      (since 1981); Licensed Real Estate Broker in California (since 1985); Director
      (1985 to 1989) of Mission Valley Bancorp; Director (1984 to 1989) and Chairman
      (1986 to 1989) of Bank of Pleasanton; Managing Partner (1981 to 1988) with Smith,
      Etnire, Polson & Scott law firm; Trustee (since January 1993) of IORT and CMET;
      and Trustee (since January 1993) of NIRT.
    BENNETT B. SIMS:Director (Class III) (Independent) (since April 1990).               61
      Author (since 1964); Screen and Television Writer (since 1960); Independent
      Marketing Consultant (since 1980) for various companies; Professor of Dramatic
      Writing (since September 1987) at Tisch School of the Arts, New York University;
      Trustee (since April 1990) of IORT and CMET; and Trustee (from April 1990 to
      August 1994) of NIRT and (from December 1992 to August 1994) of Vinland Property
      Trust ("VPT").
    MARTIN L. WHITE:Director (Class I) (Independent) (since January 1995).               55
      Chairman and Chief Executive Officer (since 1993) of North American Trading
      Company, Ltd.; President and Chief Operating Officer (since 1992) of Community
      Based Developers, Inc.; Development Officer and Loan Manager (1986 to 1992) of
      the City of San Jose, California; Vice President and Director of Programs (1967
      to 1986) of Arpact, Inc., a government contractor for small business development and trade; and Trustee (since January 1995) of IORT and CMET.
    EDWARD G. ZAMPA:Director (Class I) (Independent) (since January 1995).               60
      General Partner (since 1976) of Edward G. Zampa and Company; and Trustee (since
      January 1995) of IORT and CMET.


LITIGATION AND CLAIMS INVOLVING MESSRS. PHILLIPS AND FRIEDMAN

     Southmark Bankruptcy. Until January 1989, Gene E. Phillips, who served as a Director of the Company until December 31, 1992, and William S. Friedman, the President and a Director of the Company until February 1994, were executive officers and directors of Southmark Corporation ("Southmark"). Mr. Phillips served as Chairman of the Board and Director (since 1980) and President and Chief Executive Officer (since 1981) and Mr. Friedman served as Vice Chairman of the Board (since 1982), Director (since 1980) and Secretary (since 1984) of Southmark.

     Although Mr. Phillips no longer serves as an officer or director of BCM or as a Director of the Company, he does serve as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, has substantial contact with management of BCM and input with respect to its performance of advisory services for the Company. Mr. Friedman no longer serves as an officer or director of BCM or as a Director or officer of the Company and has had no involvement in the management of the Company since February 1994.

     As a result of a deadlock on Southmark's Board of Directors, Messrs. Phillips and Friedman reached a series of related agreements with Southmark on January 17, 1989 (collectively, the "Separation Agreement"), whereby Messrs. Phillips and Friedman resigned their positions with Southmark and certain of Southmark's subsidiaries and affiliates. The Separation Agreement was later modified by certain agreements in another set of agreements dated as of June 30, 1989 (collectively, the "June Agreements"). Southmark filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code on July 14, 1989.

     San Jacinto Savings Association. On November 30, 1990, San Jacinto Savings Association ("SJSA"), a savings institution that had been owned by Southmark since 1983 and for which Mr. Phillips served as a director from 1987 to January 1989, was placed under conservatorship of the Resolution Trust Corporation ("RTC") by federal banking authorities. On December 14, 1990, SJSA was converted into a Federal Association and placed in receivership. The government has reportedly alleged that SJSA's poor financial condition was attributable in part to "a pattern of high-risk real estate investments made after Southmark bought it in 1983," and that it had "poor procedures for determining loss reserves and relied excessively on deposits gathered through brokerage houses that enable[d] it to grow rapidly." On November 26, 1993, the RTC filed lawsuits in Dallas and New York City against Mr. Phillips, six former directors, auditors and lawyers of SJSA, alleging that the auditors and former directors could and should have stopped SJSA's poor lending practice during the period it was owned by Southmark and that the former directors abdicated their responsibility for reviewing loans during the same period. The Office of Thrift Supervision ("OTS") also conducted a formal examination of SJSA and its affiliates.

     On November 21, 1994, Mr. Phillips entered into an agreement with the RTC and the OTS settling all claims relating to his involvement with SJSA.

     Litigation Against Southmark and its Affiliates Alleging Fraud or Mismanagement. There were several lawsuits filed against Southmark, its former officers and directors (including Messrs. Phillips and Friedman) and others, alleging, among other things, that such persons and entities engaged in conduct designed to defraud and mislead the investing public by intentionally misrepresenting the financial condition of Southmark. All such lawsuits have been settled or dismissed without any findings or admissions of wrongdoing by Messrs. Phillips or Friedman. THE COMPANY WAS NOT A DEFENDANT IN ANY OF THESE LAWSUITS.


     Litigation Relating to Lincoln Savings and Loan Association, F.A. In an action filed in the United States District Court for the District of Arizona on behalf of Lincoln Savings and Loan Association, F.A. ("Lincoln"), and captioned RTC V. Charles H. Keating, Jr., et al., the RTC alleged that Charles H. Keating, Jr. and other persons, including Mr. Phillips, fraudulently diverted funds from Lincoln.


     The RTC alleged that Mr. Phillips aided and abetted the insider defendants in a scheme to defraud Lincoln and its regulators; that Southmark, its subsidiaries and affiliates, including SJSA, facilitated and concealed the use of Lincoln funds to finance the sale, at inflated prices, of assets of Lincoln's parent, American Continental Corp. ("ACC"), in return for loans from Lincoln and participations in contrived transactions; and that the insider defendants caused Southmark to purchase ACC assets at inflated prices. The RTC alleged that Lincoln and/or ACC engaged in three illegal transactions with Southmark or its affiliates while Mr. Phillips was affiliated with Southmark. Neither Mr. Friedman nor Southmark was a defendant in this action.


     The RTC alleged nine separate causes of action against Mr. Phillips, including aiding and abetting the violation of, and conspiracy to violate, federal and state Racketeer Influenced and Corrupt Organizations Act ("RICO") statutes, violations of Arizona felony statutes, common law fraud, civil conspiracy and breach of fiduciary duty. The RTC sought to recover from the defendants more than $1 billion, as well as treble damages under the federal RICO statute, punitive damages of at least $100 million and attorneys' fees and costs. On November 21, 1994, Mr. Phillips entered into an agreement with the RTC settling all claims relating to his involvement with Lincoln.


     It has also been reported that the Justice Department and the Securities and Exchange Commission have been asked to investigate Lincoln's possible links to Southmark.

     Southmark Partnership Litigation. One of Southmark's principal businesses was real estate syndication and from 1981 to 1987 Southmark raised over $500 million in investments from limited partners of several hundred limited partnerships. The following two cases relate to and involve such activities.

     In an action filed in May 1992 in a Texas state court captioned HCW Pension Real Estate Fund, et al. V. Phillips et al., the plaintiffs, fifteen former Southmark related public limited partnerships, alleged that the defendants violated the partnership agreements by charging certain administrative costs and expenses to the plaintiffs. The complaint alleged claims for breach of fiduciary duty, fraud and conspiracy to commit fraud and sought to recover actual damages of approximately $12.6 million plus punitive damages, attorneys' fees and costs. The defendants included, among others, Messrs. Phillips and Friedman. In October 1993, the court granted partial summary judgment in favor of Messrs. Phillips and Friedman on the plaintiffs' breach of fiduciary duty claims. Notice of non-suit in favor of Messrs. Phillips and Friedman was entered on March 9, 1994.

     In an action filed in January 1993 in a Michigan state court captioned Van Buren Associates limited Partnership, et al., V. Friedman et al., the plaintiff, a former Southmark sponsored limited partnership, alleged a claim for breach of fiduciary duty in connection with the 1988 transfer of certain property by the partnership. The plaintiff sought damages in an unspecified amount, plus costs and attorneys' fees. The plaintiff also sought to quiet title to the property at issue. The defendants included, among others, Messrs. Phillips and Friedman. This lawsuit was settled in November 1994.

BOARD COMMITTEES

     The Company's Board of Directors held nine meetings during 1993. For such year, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he had been a Director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The current members of the Audit Committee, all of whom are Independent Directors, are Messrs. Etnire (Chairman), Davis and Gonzalez. The Audit Committee met three times during 1993.

     The Company's Board of Directors does not have Nominating or Compensation Committees.


     Until January 11, 1995, the Company's Board of Directors had a Related Party Transaction Committee which reviewed and made recommendations to the Board of Directors with respect to transactions involving the Company and any other party or parties related to or affiliated with the Company, any of its Directors or any of their affiliates, and a Litigation Committee which reviewed certain litigation involving Mr. Phillips. Messrs. Davis (Chairman), Etnire, Gonzalez, Sims and Stokely, all of whom are Independent Directors, were the members of the Related Party Transaction Committee, while Messrs. Jordan (Chairman), Etnire, Sims and Stokely comprised the Litigation Committee. During 1993, the Related Party Transaction Committee met six times and the Litigation Committee met six times.



     The Litigation Committee formally requested Mr. Phillips to furnish the Advisor's in-house counsel with copies of the complaints filed in all pending litigation in which he was named as a defendant. The Advisor's counsel furnished the Litigation Committee with summaries of the allegations contained in each such complaint as well as summaries of developments in existing and new matters. The Litigation Committee was represented by independent counsel, which counsel periodically reviewed certain litigation matters and reported to the Committee thereon.



     The Litigation Committee evaluated the nature and quality of the allegations made in any litigations or investigations involving Mr. Phillips and, until February 1994, Mr. Friedman in order to assess whether BCM should continue to act as Advisor to the Company. The Litigation Committee, while not needing to duplicate the adjudicatory process, was also required to conduct any investigation that was appropriate and necessary to discharge the above obligations.



     The Related Party Transaction Committee and the Litigation Committee were formed in 1990 pursuant to the settlement of the Olive litigation discussed below. In December 1994, the court approved a modification of the settlement which relieved the Company of the requirement to maintain the two committees. Accordingly, both of the committees were terminated by the Board of Directors on January 11, 1995.

OLIVE LITIGATION

     In February 1990, the Company together with CMET, IORT and NIRT, three real estate entities with, at the time, the same officers, directors or trustees and advisor as the Company, entered into a settlement of a class and derivative action entitled Olive et al. V. National Income Realty Trust et al. relating to the operation and management of each of the entities. On April 23, 1990, the court granted final approval of the terms of the settlement.


     On May 4, 1994, the parties entered into a Modification of Stipulation of Settlement dated April 27, 1994 (the "Modification") which settled subsequent claims of breaches of the settlement agreement which were asserted by the plaintiffs and modifies certain provisions of the April 1990 settlement. The Modification was preliminarily approved by the court on July 1, 1994. Final court approval of the Modification was entered on December 12, 1994.



     The Modification, among other things, provided for the addition of three new unaffiliated members of the Company's Board of Directors and set forth new requirements for the approval of any transactions with affiliates over the next five years. In addition, BCM, the Company's advisor, Gene E. Phillips and William S. Friedman agreed to pay a total of $1.2 million to CMET, IORT, NIRT and the Company.



     Under the Modification, the Company, CMET, IORT and NIRT and their shareholders released the defendants from any claims relating to the plaintiffs' allegations. The Company, CMET, IORT and NIRT also agreed to waive any demand requirement for the plaintiffs to pursue claims on behalf of each of them against certain persons or entities. The Modification also requires that any shares of the Company held by Messrs. Phillips, Friedman or their affiliates shall be (i) voted in favor of the reelection of all current Board members that stand for reelection during the two calendar years following the effective date of the Modification and (ii) voted in favor of all new Board members appointed pursuant to the terms of the Modification that stand for reelection during the three calendar years following January 11, 1995, the effective date of the Modification.



     The Modification also terminated a number of the provisions under the Stipulation of Settlement, including the requirement that the Company, CMET, IORT and NIRT maintain a Related Party Transaction Committee and a Litigation Committee of their respective Boards. The court will retain jurisdiction to enforce the Modification.


EXECUTIVE OFFICERS


     The following persons currently serve as executive officers of the Company:
Oscar W. Cashwell, President; Karl L. Blaha, Executive Vice President and Director of Commercial Management; Hamilton P. Schrauff, Executive Vice President and Chief Financial Officer; Randall M. Paulson, Executive Vice President; and Bruce A. Endendyk, Executive Vice President. Their positions with the Company are not subject to a vote of stockholders. The age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of each executive officer are set forth below.


                                                                                         AGE
                                                                                         ---
    OSCAR W. CASHWELL:President (since February 1994).                                   67
      President (since February 1994) of IORT and CMET; President and Director of
      Property and Asset Management (since January 1994) and Assistant to the
      President, Real Estate Operations (July 1989 to December 1993) of BCM; President
      (since February 1994) of Syntek Asset Management, Inc. ("SAMI"), the managing general partner of Syntek Asset Management, L.P., which in turn is the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"),
      and a corporation owned by BCM; Assistant to the President, Real Estate
      Operations (March 1982 to June 1989) of Southmark; and Director (since November
      1992) of American Realty Trust, Inc. ("ART").

                                                                                         AGE
                                                                                         ---
    KARL L. BLAHA:Executive Vice President and Director of Commercial Management (since  45
                  April 1992).
      President (since October 1993) and Executive Vice President and Director of
      Commercial Management (April 1992 to September 1993) of ART; Executive Vice
      President and Director of Commercial Management (since April 1992) of SAMI, BCM,
      IORT and CMET; Executive Vice President and Director of Commercial Management
      (April 1992 to February 1994) of NIRT and VPT; Partner -- Director of National
      Real Estate Operations of First Winthrop Corporation (August 1988 to March 1992);
      Corporate Vice President of Southmark (April 1984 to August 1988); and President
      of Southmark Commercial Management (March 1986 to August 1988).
    HAMILTON P. SCHRAUFF:Executive Vice President and Chief Financial Officer (since     59
                         October 1991).
      Executive Vice President and Chief Financial Officer (since October 1991) of
      SAMI, BCM, ART, IORT and CMET; Executive Vice President and Chief Financial
      Officer (October 1991 to February 1994) of NIRT and VPT; Executive Vice
      President -- Finance of Partnership Investments, Hallwood Group (December 1990 to
      October 1991); Vice President -- Finance and Treasurer (October 1980 to October
      1990) and Vice President -- Finance (November 1976 to September 1980) of Texas
      Oil & Gas Corporation; and Assistant Treasurer -- Finance Manager (February 1975
      to October 1976) of Exxon U.S.A.
    RANDALL M. PAULSON:Executive Vice President (since January 1995).                    48
      Executive Vice President (since January 1995) of SAMI, ART, IORT and CMET and
      (since October 1994) of BCM; Vice President (1993 to 1994) of GSSW, LP, a joint venture of Great Southern Life and Southwestern Life; Vice President (1990 to
      1993) of Property Company of America Realty, Inc.; President (1990) of Paulson
      Realty Group; President (1983 to 1989) of Johnstown Management Company; and Vice
      President (1979 to 1982) of Lexton-Ancira.
    BRUCE A. ENDENDYK:Executive Vice President (since January 1995).                     46
      Executive Vice President (since January 1995) of SAMI, BCM, ART, IORT and CMET;
      Management Consultant (November 1990 to December 1994); Executive Vice President
      (January 1989 to November 1990) of Southmark; President and Chief Executive
      Officer (March 1988 to January 1989) of Southmark Equities Corporation; and Vice
      President/Resident Manager (December 1975 to March 1988) of Coldwell Banker
      Commercial/Real Estate Services in Houston, Texas.


OFFICERS


     Although not executive officers of the Company, the following persons currently serve as officers of the Company: Thomas A. Holland, Senior Vice President and Chief Accounting Officer; Drew D. Potera, Treasurer; and Robert A. Waldman, Senior Vice President, General Counsel and Secretary. Their positions with the Company are not subject to a vote of stockholders. Their ages, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.


                                                                                         AGE
                                                                                         ---
    THOMAS A. HOLLAND:Senior Vice President and Chief Accounting Officer (since July     52
                      1990).
      Senior Vice President and Chief Accounting Officer (since July 1990) of SAMI,
      BCM, ART, IORT and CMET; Senior Vice President and Chief Accounting Officer (July
      1990 to February 1994) of NIRT and VPT; Vice President and Controller of
      Southmark (December 1986 to June 1990); Vice President -- Finance of Diamond
      Shamrock Chemical Company (January 1986 to December 1986); Assistant Controller
      of Maxus Energy Corporation (formerly Diamond Shamrock Corporation) (May 1976 to
      January 1986); Trustee of Arlington Realty Investors (August 1989 to June 1990);
      and Certified Public Accountant (since 1970).
    DREW D. POTERA:Treasurer (since December 1990).                                      35
      Treasurer (since December 1990) of IORT and CMET; Treasurer (December 1990 to
      February 1994) of NIRT and VPT; Assistant Treasurer (December 1990 to August
      1991) and Treasurer (since August 1991) of ART; Vice President, Treasurer and
      Securities Manager (since July 1990) of BCM; and Financial Consultant with
      Merrill Lynch, Pierce, Fenner & Smith Incorporated (June 1985 to June 1990).

    ROBERT A. WALDMAN:Senior Vice President and General Counsel (since January 1995),    42
                      Vice President (December 1990 to January 1995) and Secretary
                      (since December 1993).
      Senior Vice President and General Counsel (since January 1995), Vice President
      (December 1990 to January 1995) and Secretary (since December 1993) of IORT and
      CMET; Vice President (December 1990 to February 1994) and Secretary (December
      1993 to February 1994) of NIRT and VPT; Senior Vice President and General Counsel
      (since January 1995), Vice President (January 1993 to January 1995) and Secretary
      (since December 1989) of ART; Senior Vice President and General Counsel (since
      November 1994), Vice President and Corporate Counsel (November 1989 to November
      1994) and Secretary (since November 1989) of BCM; Director (February 1987 to
      October 1989) and General Counsel and Secretary (1985 to October 1989) of Red
      Eagle Resources Corporation (oil and gas); Assistant General Counsel, Senior
      Staff Attorney and Staff Attorney (1981 to 1985) of Texas International Company
      (oil and gas); and Staff Attorney (1979 to 1981) of Iowa Beef Processors, Inc.


     In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16 (A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's shares of common stock are required to report their ownership of the Company's shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 1993. All of these filing requirements were satisfied by its Directors and executive officers and ten percent holders. In making these statements, the Company has relied on the written representations of its incumbent Directors and executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

     Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by a contractual advisor under the supervision of the Board of Directors. The stated duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities for the Company. The advisor also serves as a consultant in connection with the investment policy decisions made by the Board of Directors.


     BCM has served as the Company's Advisor since March 1989. BCM is a corporation of which Messrs. Cashwell, Blaha, Schrauff, Paulson and Endendyk serve as executive officers. Mr. Friedman, President and Director of the Company until February 1994, served as President of BCM until May 1993. Prior to December 22, 1989, Messrs. Phillips and Friedman also served as directors of BCM, and until September 1, 1992, Mr. Phillips served as Chief Executive Officer of BCM. BCM is beneficially owned by a trust for the benefit of the children of Mr. Phillips. Mr. Phillips serves as a representative of his children's trust which beneficially owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company.



     At the Company's annual meeting of stockholders held on April 26, 1993, the Company's stockholders approved the Company's advisory agreement with BCM through the next annual meeting of the Company's stockholders. Subsequent renewals of the advisory agreement with BCM do not require the approval of the Company's stockholders but do require the approval of the Company's Board of Directors.


     See "The Advisory Agreement" below for a detailed discussion of the advisory fees payable to BCM by the Company.

PROPERTY MANAGEMENT

     Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides such property management services for a fee of 5% or less of the monthly gross rents collected on the properties under its management. In many cases, Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) Syntek West, Inc. ("SWI"), of which Mr. Phillips is the sole shareholder, (ii) Mr. Phillips and, (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of nineteen of the Company's commercial properties and the commercial properties owned by a real estate partnership in which the Company and IORT are partners to Carmel Realty, Inc. ("Carmel Realty") which is owned by SWI.

REAL ESTATE BROKERAGE

     Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Company and received brokerage commissions in accordance with the advisory agreement. Effective December 1, 1992, the Company's Board of Directors approved the non-exclusive engagement of Carmel Realty to perform brokerage services for the Company. From December 1, 1992 through February 10, 1994, Carmel Realty was entitled to receive a real estate acquisition commission for locating and negotiating the lease or purchase by the Company of any property equal to the lesser of (i) up to 3% of the purchase price, inclusive of commissions, if any, paid by the Company to other brokers; or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services in the same geographical location and for comparable property. Any commission which was paid to Carmel Realty by the seller was credited against the commission to be paid by the Company. Carmel Realty was also entitled to receive a real estate sales commission for the sale of each Company property equal to the lesser of (i) 3% (inclusive of fees, if any, paid by the Company to other brokers) of the sales price of each property or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar services in the same geographical location for comparable property.

     On February 10, 1994, the Company's Board of Directors approved a revised fee schedule for property acquisitions and sales that provides for the following sliding scale of total fees to be paid by the Company: (i) maximum fee of 5% on the first $2.0 million of any purchase or sale transaction of which no more than 4% would be paid to Carmel Realty or affiliates; (ii) maximum fee of 4% on transaction amounts between $2.0 million to $5.0 million of which no more than 3% would be paid to Carmel Realty or affiliates;

(iii) maximum fee of 3% on transaction amounts between $5.0 million to $10.0 million of which no more than 2% would be paid to Carmel Realty or affiliates; and (iv) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1 1/2% would be paid to Carmel Realty or affiliates.

EXECUTIVE COMPENSATION

     The Company has no employees, payroll or benefit plans and pays no compensation to the executive officers of the Company. The executive officers of the Company who are also officers or employees of the Company's Advisor are compensated by the Advisor. Such executive officers of the Company perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

     The only remuneration paid by the Company is to the Directors who are not officers or directors of BCM or its affiliated companies. The Independent Directors (i) review the business plan of the Company to determine that it is in the best interest of the Company's stockholders, (ii) review the Company's contract with the advisor, (iii) supervise the performance of the Company's advisor and review the reasonableness of the compensation which the Company pays to its advisor in terms of the nature and quality of services performed, (iv) review the reasonableness of the total fees and expenses of the Company and (v) select, when necessary, a qualified independent real estate appraiser to appraise properties acquired by the Company. The Independent Directors receive compensation in the amount of $6,000 per year, plus reimbursement for expenses. In addition, each Independent Director receives (i) $3,000 per year for each committee of the Board of Directors on which he serves, (ii) $2,500 per year for each committee chairmanship and (iii) $1,000 per day for any special services rendered by him to the Company outside of his ordinary duties as Director, plus reimbursement of expenses.


     During 1994, the Board of Directors established a Screening Committee for the purpose of interviewing candidates for nomination to the Board pursuant to the Modification of the settlement in the Olive Litigation. In connection with such services, each member of the Screening Committee received a $5,000 fee.


     During 1993, $128,291 was paid to the Independent Directors in total Directors' fees for all services, including the annual fee for service during the period June 1, 1993 through May 31, 1994, and 1993 special service fees as follows: Willie K. Davis, $14,875; Geoffrey C. Etnire, $19,625; Randall K. Gonzalez, $12,750; Dan L. Johnston, $25,250; A. Bob Jordan, $10,042; Raymond V.J. Schrag, $17,500; Bennett B. Sims, $13,500; and Ted P. Stokely, $14,750.

     Mr. Davis, a current Director of the Company who is resigning as of the Annual Meeting, serves on the Fairness Committee of NRLP (for which he received $4,000 in 1993) whose function is to review certain transactions between NRLP and its general partner and affiliates of such general partner.


     During 1993 and 1994, FMS, a company of which Mr. Davis serves as Chairman, President and sole shareholder, provided property-level management services, as a subcontractor to Carmel, Ltd. for two properties owned by NIRT.


     TMC Realty Advisors, Inc. ("TMC"), a company of which Mr. Gonzalez is the Managing Partner and President, provided property level management services, as a subcontractor to Carmel, Ltd. for a property owned by the Company through August 15, 1993. Through April 1993, TMC provided such services for a property owned by a partnership that included the Company and IORT. In 1993, TMC earned fees of $6,321 from the partnership and $18,299 from the Company for providing such services. Mr. Gonzalez is a current Class II Director of the Company who is not standing for reelection. Through August 15, 1994, TMC also provided property-level management services as subcontractor to Carmel, Ltd. for certain properties owned by ART, CMET and NOLP and, through March 31, 1994, for NIRT. Christon Company, a company of which Mr. Gonzalez serves as Vice President, provides property leasing services as a subcontractor to Carmel, Ltd. to the partnership which includes the Company and IORT. In 1993, Christon earned property leasing commissions of $2,961 applicable to such partnership. Mr. Gonzalez is the son of Al Gonzalez, an ART director not affiliated with BCM.

     During 1993, Mr. Jordan, a current Director of the Company who is resigning as of the Annual Meeting, performed legal services for BCM and its affiliates, as well as for ART, CMET, NIRT and the Company. The Company paid Mr. Jordan $23,535 in legal fees and cost reimbursements in 1993.

     The Company's management believes that the fees paid to TMC, Christon and Mr. Jordan were at least as favorable to the Company as those that would be paid to unaffiliated third parties for the performance of similar services.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total shareholder return on the Company's shares of Common Stock with the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts, Inc. Hybrid REIT Total Return Index ("REIT Index"). The comparison assumes that $100 was invested on December 31, 1988 in the Company's shares of Common Stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

  Measurement Period
(Fiscal Year Covered)        The Company       S&P 500 Index      REIT Index
- ---------------------        -----------       -------------      ----------
1988                             100                100               100
1989                              67                131                88
1990                              23                127                63
1991                              37                166                88
1992                              45                179               102
1993                              90                197               124

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's Common Stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be beneficial owners of more than 5% of its shares of Common Stock as of the close of business on January 6, 1995.



        NAME AND ADDRESS               AMOUNT AND NATURE            PERCENT
      OF BENEFICIAL OWNER           OF BENEFICIAL OWNERSHIP       OF CLASS(1)
- --------------------------------    -----------------------       -----------
American Realty Trust, Inc.                 658,547                  24.6%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231


- ---------------


(1) Percentages are based upon 2,674,850 shares of Common Stock outstanding at January 6, 1995.



     Security Ownership of Management. The following table sets forth the ownership of the Company's shares of Common Stock, both beneficially and of record, both individually and in the aggregate for the Directors and executive officers of the Company as of the close of business on January 6, 1995.



                    NAME OF                            AMOUNT AND NATURE            PERCENT
                BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP       OF CLASS(1)
- ------------------------------------------------    -----------------------       -----------
Ted P. Stokely                                             53,190(2)(3)             2.0%
All Directors and Executive Officers as a group
  (10 individuals)                                        859,862(2)(3)(4)         32.1%


- ---------------


(1) Percentages are based upon 2,674,850 shares of Common Stock outstanding at January 6, 1995.


(2) Includes 53,000 shares owned by CMET of which the Company's Directors may be deemed to be beneficial owners by virtue of their positions as trustees of CMET.

(3) Mr. Stokely owns 190 shares personally.


(4) Includes 17,650 shares owned by SAMLP, 130,475 shares owned by BCM and 658,547 shares owned by ART, of which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers or directors of SAMI, BCM and ART. The executive officers of the Company disclaim beneficial ownership of such shares.


CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


     In February 1989, the Company's Board of Directors voted to retain BCM as the Company's advisor. BCM is a corporation of which Messrs. Cashwell, Blaha, Schrauff, Paulson and Endendyk serve as executive officers. Mr. Friedman, President and Director of the Company until February 1994, served as President of BCM until May 1, 1993. Messrs. Phillips and Friedman served as directors of BCM until December 22, 1989 and Mr. Phillips served as Chief Executive Officer of BCM until September 1, 1992. BCM is beneficially owned by a trust for the benefit of the children of Mr. Phillips. Mr. Phillips serves as a representative of his children's trust which beneficially owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company.


     Since February 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) SWI, of which Mr. Phillips is the sole shareholder, (ii) Mr. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of nineteen of the Company's commercial properties and the commercial properties of a real estate partnership in which the Company is a partner to Carmel Realty, which is owned by SWI.

     Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Company and received brokerage commissions in accordance with the advisory agreement. Since December 1, 1992, the Company has engaged, on a non-exclusive basis, Carmel Realty to perform brokerage services for the Company.


     All of the Directors and officers of the Company also serve as trustees and officers of CMET and IORT. Messrs. Davis and Etnire also serve as trustees of NIRT. The Directors owe fiduciary duties to such entities as well as to the Company under applicable law. CMET and IORT have the same relationship with BCM as the Company. The Company owned approximately 22% of the outstanding shares of beneficial interest of IORT at January 6, 1995. Mr. Phillips is a general partner and, until March 1994, Mr. Friedman was a general partner of the general partner, of NRLP and NOLP. BCM performs certain administrative functions for NRLP and NOLP on a cost-reimbursement basis. BCM also serves as advisor to ART. Messrs. Phillips and Friedman served as executive officers and directors of ART until November 16, 1992 and December 31, 1992, respectively. In addition, Messrs. Blaha, Schrauff, Paulson and Endendyk are executive officers of ART and Mr. Cashwell serves as a director of ART.


     Mr. Davis, a current Director of the Company who is resigning as of the Annual Meeting, serves on the Fairness Committee of NRLP whose function is to review certain transactions between NRLP and its general partner and affiliates of such general partner. FMS, a company of which Mr. Davis serves as chairman and sole shareholder, provides property-level management services for two properties owned by NIRT.

     Through August 15, 1994, TMC, a company of which Mr. Gonzalez, a current Class II Director who is not standing for reelection, is the Managing Partner and President, provided property-level management services as a subcontractor to Carmel, Ltd. for a property owned by the Company and certain properties owned by ART, CMET, NIRT and NOLP. Christon, a company of which Mr. Gonzalez serves as Vice President, provides property leasing services as a subcontractor to Carmel, Ltd. for a property in which the Company and IORT have a partnership interest. Mr. Gonzalez is the son of Al Gonzalez, a director of ART not affiliated with BCM.

     During 1993, Mr. Jordan, a current Director of the Company who is resigning as of the Annual Meeting, performed legal services for BCM and its affiliates, as well as for ART, CMET, NIRT and the Company.

     From April 1992 to December 31, 1993, Mr. Stokely was employed as a Real Estate Consultant for Eldercare, a nonprofit corporation engaged in the acquisition of low income and elderly housing. Eldercare has a revolving loan commitment from SWI, of which Mr. Phillips is the sole shareholder. In addition, in November 1991, NIRT funded a $230,000 loan to Eldercare. Eldercare filed for bankruptcy protection in October 1993.

RELATED PARTY TRANSACTIONS


     Historically, the Company has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. The Company's management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Company as could have been obtained from unrelated third parties.


     On December 19, 1988, the Company purchased, for $8.9 million, a first lien mortgage loan secured by five nursing homes located in Georgia and South Carolina. The seller was as unrelated financial institution. Subsequent to the purchase, the loan was modified and split into two loans. The obligors on the loans were affiliates of Southmark. The loans contained cross-default and cross-collateral provisions with each other. The loans became delinquent in the payment of interest in July 1989. On March 5, 1990, the Company foreclosed on the four properties located in Georgia. The Company incurred a loss of $627,000 in connection with this foreclosure. In June 1991, the Company sold the four nursing homes to Medical Resource Companies of America ("Medical Resource"). In connection with the sale, the Company financed the entire purchase price of $8.7 million through the acceptance of four purchase money mortgages (the "Notes"). On December 31, 1991, Medical Resource sold the four nursing homes to a nonprofit corporation. In conjunction with this sale, the Notes were exchanged for four tax-free notes (the "Tax-free Notes") issued by the State of Georgia in the same aggregate amount. On March 31, 1992, the Company sold the Tax-free Notes to Medical Resource for

$4.0 million in cash and a $5.0 million promissory note secured by a pledge of the Tax-free Notes to the Company. The Company, as a result of the cash payment by Medical Resource, recognized a gain of $955,000 which had previously been deferred. In December 1992, the Company received $500,000 principal paydown from Medical Resource and on March 25, 1993 Medical Resource paid the remaining principal balance ($4.5 million) and accrued but unpaid interest. The remaining loan in the amount of $1.7 million was restructured on September 28, 1990 and was secured solely by a nursing home located in Edgefield, South Carolina. The Company received full payment of the outstanding balance of this loan in February 1992.

     In 1990, the Company began funding under a revolving loan commitment in the amount of $1.0 million issued in November 1989 to Tri-City Limited Partnership, a limited partnership in which the Company and IORT are the general partners and the Company is the sole limited partner, to fund tenant improvements on certain properties owned by the partnership. The note bore interest at a rate equal to 1.0% over the prime rate and was payable on demand by the Company. At December 31, 1993, no advances were outstanding under the loan and the agreement was terminated. In November 1992, the Company acquired for $7.0 million (i) a 40.1% limited interest in the partnership, (ii) 140,656 shares of Common Stock of the Company and, (iii) 170,750 shares of beneficial interest of IORT.

     In 1993, the Company paid BCM and its affiliates $1.5 million in advisory fees, $273,000 in property acquisition fees, $819,000 in real estate brokerage commissions, $63,000 in mortgage equity and refinancing fees and $646,000 in property management and leasing commissions. In addition, as provided in the Advisory Agreement, BCM received cost reimbursements from the Company of $647,000 in 1993.

RESTRICTIONS ON RELATED PARTY TRANSACTIONS

     Article FOURTEENTH of the Company's Articles of Incorporation provides that the Company shall not, directly or indirectly, contract or engage in any transaction with (i) any director, officer or employee of the Company, (ii) any director, officer or employee of the advisor, (iii) the advisor or (iv) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Board of Directors or the appropriate committee thereof and (b) the Board of Directors or committee thereof determines that such contract or transaction is fair to the Company and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors of the Company entitled to vote thereon.


     Article FOURTEENTH defines an "Independent Director" as one who is neither an officer or employee of the Company nor a director, officer or employee of the Company's advisor.



     From 1990 until January 11, 1995, all related party transactions were required to be reviewed by the Related Party Transaction Committee of the Company's Board of Directors to determine whether such transactions were: (i) fair to the Company and (ii) were permitted by the Company's Articles of Incorporation. Such Articles of Incorporation generally permits related party transactions if approved by a majority of the Independent Directors. Each of the members of the Related Party Transaction Committee was an Independent Director, who was not an officer, director or employee of the Advisor and was not an officer or employee of the Company. The Related Party Transaction Committee was terminated by the Board of Directors on January 11, 1995.



     Pursuant to the terms of the Modification of the settlement in the Olive Litigation, which became effective on January 11, 1995, any related party transaction which the Company may enter into during the next five years will require the unanimous approval of the Board of Directors. In addition, related party transactions may only be entered into in exceptional circumstances and after a determination by the Board of Directors that the transaction is in the best interests of the Company and that no other opportunity exists that is as good as the opportunity presented by such transaction.

                                 PROPOSAL TWO:
                     THE RENEWAL OF THE ADVISORY AGREEMENT

     The Board of Directors unanimously recommends that Stockholders approve the renewal for an additional year of the current advisory agreement described below between the Company and BCM. A copy of the Advisory Agreement appears as Appendix A to this Proxy Statement and is described below under "The Advisory Agreement". The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the renewal of the Advisory Agreement.

     If Stockholders approve this Proposal Two, the Advisory Agreement will have a term extending through the next annual meeting of Stockholders, and any renewal of the Advisory Agreement thereafter will be subject to approval of the Board of Directors in accordance with the provisions of the Articles of Incorporation.

THE ADVISORY AGREEMENT

     BCM has served as advisor to the Company since March 28, 1989. Mr. Friedman, President and a Director of the Company until February 1994, served as the President of BCM until May 1, 1993. BCM is beneficially owned by a trust for the benefit of the children of Mr. Phillips. Mr. Phillips served as a Director of the Company until December 31, 1992. Messrs. Phillips and Friedman served as directors of BCM until December 22, 1989 and Mr. Phillips served as Chief Executive Officer of BCM until September 1, 1992. Mr. Phillips serves as a representative of his children's trust which beneficially owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company.

     At the Company's annual meeting of stockholders held on April 6, 1993, the renewal of the Company's advisory agreement with BCM was approved.

     Under the Advisory Agreement, the Advisor is required to formulate and submit annually for approval by the Company's Board of Directors a budget and business plan for the Company containing a twelve-month forecast of operations and cash flow, a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, and other investments, and the Advisor is required to report quarterly to the Company's Board of Directors on the Company's performance against the business plan. In addition, all transactions or investments by the Company shall require prior approval by the Company's Board of Directors unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to the Advisor by the Company's Board of Directors.

     The Advisory Agreement also requires prior approval of the Company's Board of Directors for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that the Advisor shall be deemed to be in a fiduciary relationship to the Company's stockholders; contains a broad standard governing the Advisor's liability for losses by the Company; and contains guidelines for the Advisor's allocation of investment opportunities as among itself, the Company and other entities it advises.

     The Advisory Agreement provides for BCM to be responsible for the day-to-day operations of the Company and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value of the Company (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of the Company's net income.

     The Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Company during such fiscal year exceeds the sum of: (i) the cost of each such property as originally recorded in the Company's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Company, and (iii) all closing costs, (including real estate commissions) incurred in the sale of such property; provided, however, no incentive fee shall be paid unless (i) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the Company's net investment including capital improvements, calculated over the Company's holding period before depreciation and inclusive of operating income and sales consideration and (ii) the aggregate net operating income from all real estate owned by the Company for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

     Additionally, pursuant to the Advisory Agreement BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long term lease of real estate for the Company equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property; provided that the purchase price of each property (including acquisition commissions and all real estate brokerage fees) may not exceed such property's appraised value at acquisition.

     The Advisory Agreement requires BCM or any affiliate of BCM to pay the Company one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Company; provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (i) 2% of the amount of the loan committed by the Company or (ii) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

     The Advisory Agreement also provides that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by the Company equal to the lesser of (i) 1% of the amount of the loan purchased or (ii) a loan brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Company of any mortgage loan.

     Under the Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to the Company or refinancing on Company properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced or (ii) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Company's Board of Directors. No fee shall be paid on loan extensions.

     Under the Advisory Agreement, BCM is to receive reimbursement of certain expenses incurred by it in the performance of advisory services to the Company.

     Under the Advisory Agreement, all or a portion of the annual advisory fee must be refunded by the Advisor to the Company if the Operating Expenses of the Company (as defined in the Advisory Agreement) exceed certain limits specified in the Advisory Agreement based on the book value, net asset value and net income of the Company during such fiscal year. The operating expenses of the Company in 1993, 1992 or 1991 did not exceed such limitation.

     Additionally, if the Company were to request that BCM render services to the Company other than those required by the Advisory Agreement, BCM or an affiliate of BCM will be separately compensated for such additional services on terms to be agreed upon from time to time. The Company has hired Carmel Realty Services, Ltd. ("Carmel, Ltd."), an affiliate of BCM, to perform property management for the Company's properties and has engaged, on a non-exclusive basis, Carmel Realty, Inc. ("Carmel Realty"), also an affiliate of BCM, to perform brokerage services for the Company.

     The directors and principal officers of BCM are set forth below.

MICKEY NED PHILLIPS:                 Director
RYAN T. PHILLIPS:                    Director
OSCAR W. CASHWELL:                   President and Director of Property and Asset
                                       Management
KARL L. BLAHA                        Executive Vice President and Director of
                                       Commercial Management

HAMILTON P. SCHRAUFF:                Executive Vice President and Chief Financial
                                       Officer
CLIFFORD C. TOWNS, JR:               Executive Vice President, Finance
STEPHEN R. YOUNG:                    Executive Vice President and Director of
                                       Acquisitions
RANDALL M. PAULSON:                  Executive Vice President
BRUCE A. ENDENDYK:                   Executive Vice President
THOMAS A. HOLLAND:                   Senior Vice President and Chief Accounting
                                       Officer
ROBERT A. WALDMAN:                   Senior Vice President, General Counsel and
                                       Secretary
DREW D. POTERA:                      Vice President, Treasurer and Securities Manager


     Mickey Ned Phillips is Gene E. Phillips' brother and Ryan T. Phillips is Gene E. Phillips' son. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, Mr. Phillips has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company.

     The Board of Directors unanimously recommends that Stockholders approve the renewal of the Company's current Advisory Agreement with BCM because the terms of such agreement are, in its view, as favorable to the Company as those that would be obtained from unaffiliated third parties for the performance of similar services, while at the same time the Advisory Agreement gives BCM adequate incentive to improve the performance of the Company's properties and mortgages.

                         SELECTION OF AUDITORS FOR 1994

     The Board of Directors has selected BDO Seidman to serve as the auditors for the Company for the 1994 fiscal year. The Company's auditors for the 1993 fiscal year were BDO Seidman. A representative of BDO Seidman is expected to attend the annual meeting.

                                 OTHER MATTERS

     Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

             INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED ON

     As described herein, the executive officers of the Company also serve as executive officers of, and are employed by, BCM. Such executive officers could therefore be deemed to benefit financially from stockholder approval of the renewal of the Company's Advisory Agreement with BCM pursuant to Proposal Two.

                              FINANCIAL STATEMENTS

     The audited financial statements of the Company, in comparative form for the years ended December 31, 1993, 1992 and 1991 are contained in the 1993 Annual Report to Stockholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

                            SOLICITATION OF PROXIES

     THIS PROXY STATEMENT IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE DIRECTORS OF THE COMPANY. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Company has retained Beacon Hill Partners ("Beacon Hill") to assist in the solicitation of proxies. An agreement with Beacon Hill provides that it will distribute materials relating to the solicitation of proxies, contact Stockholders to confirm receipt of materials and answer questions relating thereto. Beacon Hill is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against all liability incurred as a result of any material omission or misstatement in any of the materials so distributed.
                            ------------------------

     COPIES OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993 TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO TRANSCONTINENTAL REALTY INVESTORS, INC., 10670 NORTH CENTRAL EXPRESSWAY, SUITE 300, DALLAS, TEXAS 75231,
ATTENTION: DIRECTOR OF INVESTOR RELATIONS.

                                            By Order of the Board of Directors

                                                     Oscar W. Cashwell,
                                                         President

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL THREE OF THE NOMINEES AND THAT YOU VOTE FOR THE APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT BY VOTING FOR PROPOSAL 2 ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                   TRANSCONTINENTAL REALTY INVESTORS, INC.
                ANNUAL MEETING OF STOCKHOLDERS - MARCH 7, 1995
            PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints HAMILTON P. SCHRAUFF and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Stockholders of TRANSCONTINENTAL REALTY INVESTORS, INC., to be held on Tuesday, March 7, 1995, at 11:00 a.m., or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

         THE BOARD OF DIRECTORS OF TRANSCONTINENTAL REALTY INVESTORS, INC. RECOMMENDS A VOTE FOR ALL THREE NOMINEES AND FOR THE APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT.

         YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF DIRECTORS BY MARKING THE BOXES FOR ELECTION OF CLASS II DIRECTORS AND FOR THE APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT. THIS PROXY REVOKES ALL PREVIOUS PROXIES.

                                                                SEE REVERSE
                                                                    SIDE

/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

1. Election of          FOR       WITHHELD         NOMINEES:  Harold Furst,
   Class II             / /         / /                       John P. Parsons,
   Directors:                                                 Ted P. Stokely

For, except vote withheld from the following nominee(s):
_________________________________________________________

               FOR  / /             AGAINST  / /             ABSTAIN  / /

2. Approval of the renewal of the current advisory agreement between the Company and Basic Capital Management, Inc.:

               FOR / /              AGAINST / /              ABSTAIN  / /

3. Other Business: I Authorize the aforementioned proxies in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.



Instruction: When a proxy card is properly executed and returned, the Shares represented thereby will be voted in favor of the election for each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Class II
Directors. If any nominee is unable to serve or will not serve    (an event
which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nom inees and, unless the Board of Directors takes action to reduce the number of Class II Directors, for such other person(s) as he or she may select in place of such nominees.

SIGNATURE(S)________________________________________ DATE _________________
NOTE: Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.

                                                                      APPENDIX A

                               ADVISORY AGREEMENT

                                    BETWEEN

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                      AND

                         BASIC CAPITAL MANAGEMENT, INC.

     THIS AGREEMENT dated as of December 1, 1992, between Transcontinental Realty Investors, Inc., a Nevada corporation (the "Company") and Basic Capital Management, Inc., a Nevada corporation (the "Advisor")

                                  WITNESSETH:

     WHEREAS:

     1. The Company owns a complex, diversified portfolio of real estate, mortgages and other assets, including many non-performing or troubled assets.

     2. The Company is an active real estate investment trust with funds available for investment primarily in the acquisition of income-producing real estate and to a lesser extent in short and medium term mortgages.

     3. The Advisor and its employees have extensive experience in the administration of real estate assets and the origination, structuring and evaluation of real estate and mortgage investments.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

     1. Duties of the Advisor. Subject to the supervision of the Board of Directors, the Advisor will be responsible for the day-to-day operations of the Company and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Company as may be appropriate, including:

          (a) preparing and submitting an annual budget and business plan for approval by the Board of the Company (the "Business Plan");

          (b) using its best efforts to present to the Company a continuing and suitable investment program consistent with the investment policies and objectives of the Company as set forth in the Business Plan;

          (c) using its best efforts to present to the Company investment opportunities consistent with the Business Plan and such investment program as the Directors may adopt from time to time;

          (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Company, including the investment of reserve funds and surplus cash in short-term money market investments;

          (e) serving as the Company's investment and financial advisor and providing research, economic, and statistical data in connection with the Company's investments and investment and financial policies;

          (f) on behalf of the Company, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Company's behalf any consultants or third party professionals, other than legal counsel, without prior Board approval;

          (g) consulting with the Directors and furnishing the Directors with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise), holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Company;

          (h) obtaining for the Directors such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting, and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens securing investments;

          (i) obtaining for and at the expense of the Company such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Company, provided, however, the compensation for such services shall be agreed to by the Company and the service provider;

          (j) advising the Company in connection with public or private sales of shares or other securities of the Company, or loans to the Company, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

          (k) quarterly and at any other time requested by the Directors, making reports to the Directors regarding the Company's performance to date in relation to the Company's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

          (l) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Company;

          (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with stockholders of the Company; and

          (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

     2. No Partnership or Joint Venture. The Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

     3. Records. At all times, the Advisor shall keep proper books of account and records of the Company's affairs which shall be accessible for inspection by the Company at any time during ordinary business hours.

     4. Additional Obligations of the Advisor. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Company as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code, (b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, (c) cause the Company to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Articles of Incorporation of the Company.

     5. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Directors and to the auditors of the Company.

     6. Bond. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Directors from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. Such bond shall inure to the benefit of the Company in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Company.

     7. Information Furnished Advisor. The Directors shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

     8. Consultation and Advice. In addition to the services described above, the Advisor shall consult with the Directors, and shall, at the request of the Directors or the officers of the Company, furnish advice and recommendations with respect to any aspect of the business and affairs of the Company, including any factors that in the Advisor's best judgment should influence the policies of the Company.

     9. Annual Business Plan and Budget. No later than January 15th of each year, the Advisor shall submit to the Directors a written Business Plan for the current Fiscal Year of the Company. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Company. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Company. Upon approval by the Board of Directors, the Advisor shall be authorized to conduct the business of the Company in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Directors unless made pursuant to authority expressly delegated to the Advisor. Within sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Directors with a report comparing the Company's actual performance for such quarter against the Business Plan.

     10. Definitions. As used herein, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean, as to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding noninterested trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

          (b) "Appraised Value" shall mean the value of a Real Property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers and is duly licensed to perform such services in accordance with the applicable state law, or, when pertaining to Mortgage Loans, the value of the underlying property as determined by the Advisor.

          (c) "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Company, before provision for amortization, depreciation, depletion or valuation reserves and before deducting any indebtedness or other liability in respect thereof, except that no asset shall be valued at more than its fair market value as determined by the Directors.

          (d) "Book Value of Invested Assets" shall mean the Book Value of the Company's total assets (without deduction of any liabilities), but excluding (i) goodwill and other intangible assets, (ii) cash, and (iii) cash equivalent investments with terms which mature in one year or less.

          (e) "Business Plan" shall mean the Company's investment policies and objectives and the capital and operating budget based thereon, approved by the Board as thereafter modified or amended.

          (f) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

          (g) "Gross Asset Value" shall mean the total assets of the Company after deduction of allowance for amortization, depreciation or depletion and valuation reserves.

          (h) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

          (i) "Net Asset Value" shall mean the Book Value of all the assets of the Company minus all the liabilities of the Company.

          (j) "Net Income" for any period shall mean the Net Income of the Company for such period computed in accordance with generally accepted accounting principles after deduction of the Gross Asset Fee, but before deduction of the Net Income Fee, as set forth in Sections 11 (a) and 11(b), respectively, herein, and inclusive of gain or loss of the sale of assets.

          (k) "Net Operating Income" shall mean rental income less property operations expenses.

          (l) "Operating Expenses" shall mean the aggregate annual expenses regarded as operating expenses in accordance with generally accepted accounting principles, as determined by the independent auditors selected by the Directors and including the Gross Asset Fee payable to the Advisor and the fees and expenses paid to the Directors who are not employees or Affiliates of the Advisor. The operating expenses shall exclude, however, the following:

             (i) the cost of money borrowed by the Company;

             (ii) income taxes, taxes and assessments on real property and all other taxes applicable to the Company;

             (iii) expenses and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities (including legal, auditing, accounting, underwriting, brokerage, printing, engraving and other fees);

             (iv) fees and expenses paid to independent mortgage servicers, contractors, consultants, managers, and other agents retained by or on behalf of the Company;

             (v) expenses directly connected with the purchase, origination, ownership, and disposition of Real Properties or Mortgage Loans (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) other than expenses with respect thereto of employees of the Advisor, except legal, internal auditing, foreclosure and transfer agent services performed by employees of the Advisor;

             (vi) expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans;

             (vii) expenses connected with payments of dividends, interest or distributions by the Company to shareholders;

             (viii) expenses connected with communications to shareholders and bookkeeping and clerical expenses for maintaining shareholder relations, including the cost of printing and mailing share certificates, proxy solicitation materials and reports;

             (ix) transfer agent's registrar's and indenture trustee's fees and charges; and

             (x) the cost of any accounting, statistical, bookkeeping or computer equipment necessary for the maintenance of books and records of the Company.

          Additionally, the following expenses of the Advisor shall be excluded:

             (i) employment expenses of the Advisor's personnel (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Advisor or its Affiliates), other than the expenses of those employee services listed at (v) above;

             (ii) rent, telephone, utilities, and office furnishings and other office expenses of the Advisor (except those relating to a separate office, if any, maintained by the Company); and

             (iii) the Advisor's overhead directly related to performance of its functions under this Agreement.

          (m) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

          (n) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

          All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Company may also prepare statements on a different basis. All other terms shall have the same meaning as set forth in the Company's Articles of Incorporation and Bylaws.

     11. Advisory Compensation.

     (a) Gross Asset Fee. On or before the twenty-eighth day of each month during the term hereof, commencing as of November 28, 1992, the Company shall pay to the Advisor, as compensation for the basic management and advisory services rendered to the Company hereunder, a fee at the rate of .0625% per month of the average of the Gross Asset Value of the Company at the beginning and at the end of the next preceding calendar month. Without negating the provisions of Sections 18, 19, 22 and 23 hereof, the annual rate of the Gross Asset Fee shall be .75% per annum.

     (b) Net Income Fee. As an incentive for successful investment and management of the Company's assets, the Advisor will be entitled to receive a fee equal to 7.5% per annum of the Company's Net Income for each Fiscal Year or portion thereof for which the Advisor provides services. To the extent the Company has Net Income in a quarter, the 7.5% Net Income Fee is to be paid quarterly on or after the third business day following the filing of the report on Form 10-Q with the Securities and Exchange Commission, except for the payment for the fourth quarter, ended December 31, which is to be paid on or after the third business day following the filing of the report on Form 10-K with the Securities and Exchange Commission. The 7.5% Net Income Fee is to be cumulative within any Fiscal Year, such that if the Company has a loss in any quarter during the Fiscal Year, each subsequent quarter's payment during such Fiscal Year shall be adjusted to maintain the 7.5% per annum rate, with final settlement being made with the fourth quarter payment and in accordance with audited results for the Fiscal Year. The 7.5% Net Income Fee is not cumulative from year to year.

     (c) Acquisition Commission. For supervising the acquisition, purchase or long term lease of Real Property for the Company, the Advisor is to receive an Acquisition Commission equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers; or
(ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property. The aggregate of each purchase price of each property (including the Acquisition Commissions and all real estate brokerage fees) may not exceed such property's Appraised Value at acquisition.

     (d) Incentive Sales Compensation. To encourage periodic sales of appreciated Real Property at optimum value and to reward the Advisor for improved performance of the Company's Real Property, the Company shall pay the Advisor, on or before the 45th day after the close of each Fiscal Year, an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all Real Property sold by the Company during such Fiscal Year exceeds the sum of: (i) the cost of each such Real Property as originally recorded in the Company's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Company and (iii) all closing costs (including real estate commissions) incurred in the sale of such Real Property; provided, however, no incentive fee shall be paid unless (a) such Real Property sold in such Fiscal Year, in the aggregate, has produced an 8% simple annual return on the Company's net investment including capital improvements, calculated over the Company's holding period, before depreciation and inclusive of operating income and sales consideration and (b) the aggregate Net Operating Income from all Real Property owned by the Company for all of the prior Fiscal Year and the current Fiscal Year shall be at least 5% higher in the current Fiscal Year than in the prior Fiscal Year.

     (e) Mortgage or Loan Acquisition Fees. For the acquisition or purchase from an unaffiliated party of any existing mortgage or loan by the Company, the Advisor or an Affiliate is to receive a Mortgage or Loan Acquisition Fee equal to the lesser of (a) 1% of the amount of the mortgage or loan purchased by the Company or (b) a brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Company of any mortgage loan.

     (f) Mortgage Brokerage and Equity Refinancing Fees. For obtaining loans to the Company or refinancing on Company properties, the Advisor or an Affiliate is to receive a Mortgage Brokerage and Equity Refinancing Fee equal to the lesser of (a) 1% of the amount of the loan or the amount refinanced or (b) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however that no such fee shall be paid on loans from the Advisor or an Affiliate without the approval of the Board of Directors. No fee shall be paid on loan extensions.

     12. Limitation on Third Party Mortgage Placement Fees. The Advisor or any of its Affiliates shall pay to the Company, one-half of any compensation received by the Advisor or any such Affiliate from third parties with respect to the origination, placement or brokerage of any loan made by the Company, provided, however, the compensation retained by the Advisor or Affiliate shall not exceed the lesser of (a) 2% of the amount of the loan committed by the Company or (b) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

     13. Statements. The Advisor shall furnish to the Company not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under the Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company's financial statements; any payment by the Company or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Company.

     14. Compensation for Additional Services. If and to the extent that the Company shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time. In particular, but without limitation, if the Company shall request that the Advisor perform property management, leasing, loan disbursement or similar functions, the Company and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

     15. Expenses of the Advisor. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

          (a) employment expenses of the personnel employed by the Advisor (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses except for those personnel expenses described in Sections 16(e) and (p);

          (b) advertising and promotional expenses incurred in seeking investments for the Company;

          (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Company, except as any of such expenses relates to an office maintained by the Company separate from the office of the Advisor; and

          (d) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

     16. Expenses of the Company. The Company shall pay all of its expenses not assumed by the Advisor, including without limitation, the following expenses:

          (a) the cost of money borrowed by the Company;

          (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Company;

          (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities;

          (d) fees, salaries, and expenses paid to officers and employees of the Company who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

          (e) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition, and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) and including all compensation, traveling expenses, and other direct costs associated with the Advisor's employees or other personnel engaged in (i) real estate transaction legal services, (ii) internal auditing, (iii) foreclosure and other mortgage finance services, (iv) sale or solicitation for sale of mortgages, (v) engineering and appraisal services, and (vi) transfer agent services;

          (f) expenses of maintaining and managing real estate equity interests;

          (g) insurance, as required by the Directors (including directors' liability insurance);

          (h) the expenses of organizing, revising, amending, converting, modifying, or terminating the Company;

          (i) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

          (j) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

          (k) the cost of any accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Company and for preparing and filing Federal, State and Local tax returns;

          (l) transfer agent's, registrar's, and indenture trustee's fees and charges;

          (m) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in clauses (c) and (e) of this Section 16;

          (n) expenses incurred by the Advisor, arising from the sales of Company properties, including those expenses related to carrying out foreclosure proceedings;

          (o) commercially reasonable fees paid to the Advisor for efforts to liquidate mortgages before maturity, such as the solicitation of offers and negotiation of terms of sale;

          (p) costs and expenses connected with computer services, including but not limited to employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

          (q) costs and expenses associated with risk management (i.e. insurance relating to the Company's assets);

          (r) loan refinancing compensation; and

          (s) expenses associated with special services requested by the Directors pursuant to Section 14 hereof.

     17. Other Activities of Advisor. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Company, and the Advisor and its officers, directors, or employees and any of its Affiliates shall be free from any obligation to present to the Company any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Company's Business Plan. However, to minimize any possible conflict, the Advisor shall consider the respective investment objectives of, and the appropriateness of a particular investment to each such entity in determining to which entity a particular investment opportunity should be presented. If appropriate to more than one entity, the Advisor shall present the investment opportunity to the entity that has had sufficient uninvested funds for the longest period of time.

     18. Limitation on Operating Expenses. To the extent that the Operating Expenses of the Company for any fiscal year exceed the lesser of (a) 1.5% of the average of the Book Values of Invested Assets of the Company at the end of each calendar month of such fiscal year, or (b) the greater of 1.5% of the average of the Net Asset Value of the Company at the end of each calendar month of such fiscal year or 25% of the Company's Net Income, the Advisor shall a refund to the Company from the fees paid to the Advisor the amount if any, by which the Operating Expenses so exceed the applicable amount; provided, however, that the Advisor shall not be required to refund to the Company, with respect to any fiscal year, any amount which exceeds the aggregate of the Gross Asset Fees paid to the Advisor under this Agreement with respect to such fiscal year.

     19. Term; Termination of Agreement. This Agreement shall continue in force until the next Annual Meeting of Stockholders of the Company, and, thereafter, it may be renewed from year to year, subject to any required approval of the Stockholders of the Company and, if any Director is an Affiliate of the Advisor, the approval of a majority of the Directors who are not so affiliated. Notice of renewal shall be given in writing by the Directors to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon 60 days' written notice by the Company to the Advisor or 120 days' written notice by the Advisor to the Company, in the former case by the vote of a majority of the Directors who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Company. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control, or management of the Advisor, the Company may terminate this Agreement without penalty and without advance notice to the Advisor.

     20. Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

     21. Assignment. This Agreement shall not be assigned by the Advisor without the prior consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Company. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, association, trust, or other organization that is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

     22. Default, Bankruptcy, etc. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

          (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

          (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

          (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

     The Advisor agrees that if any of the events specified in subsections (b) and (c) of this Section 22 shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.

     23. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

          (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement;

          (b) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Directors; and

          (c) deliver to the Directors all property and documents of the Company then in the custody of the Advisor.

     24. Miscellaneous. The Advisor shall be deemed to be in a fiduciary relationship to the shareholders of the Company. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company for any losses arising from the operation of the Company if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

     25. Notices. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

     The Directors and/or the Company:
        Transcontinental Realty Investors, Inc.
        10670 North Central Expressway
        Suite 600
        Dallas, Texas 75231
        Attention: President

     The Advisor:
        Basic Capital Management, Inc.
        10670 North Central Expressway
        Suite 600
        Dallas, Texas 75231
        Attention: Executive Vice President and
                   Chief Financial Officer

     Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

     26. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

     27. Governing Law. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas.

     28. Execution. This instrument is executed and made on behalf of the Company by an officer of the Company, not individually but solely as an officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Directors, stockholders, officers, employees, or agents of the Company personally, but bind only the Company property.

     IN WITNESS WHEREOF, TRANSCONTINENTAL REALTY INVESTORS, INC. and BASIC CAPITAL MANAGEMENT, INC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                                            TRANSCONTINENTAL REALTY
                                              INVESTORS, INC.

                                            By:  /s/  WILLIAM S. FRIEDMAN
                                                William S. Friedman
                                                President

                                            BASIC CAPITAL MANAGEMENT, INC.

                                            By:  /s/  HAMILTON P. SCHRAUFF
                                                Hamilton P. Schrauff
                                                Executive Vice President